UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 29, 2011

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail Boca Raton, FL	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report:

None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Office Depot, Inc. (the “Company”) provides on its web site certain financial information prepared under U.S. Generally Accepted Accounting Principles (“GAAP”) reconciled to non-GAAP financial measures. One such measure is Earnings Before Income and Taxes (“EBIT”). As required by SEC interpretations, our reconciliation begins with net income as presented in the statement of operations under GAAP (Earnings (loss) attributable to the Company) and adds interest and taxes. As a point of clarification for financial statement users, the same amount of EBIT can be derived by adding “Operating profit (loss)” and “Miscellaneous income (expense), net” from the statement of operations. The non-GAAP reconciliations also adjusts for charges or credits recognized during the period to compute Adjusted EBIT. The same methodology for calculating EBIT was used for the full-year 2011 Adjusted EBIT projection provided during the second quarter 2011 earnings webcast held on July 26, 2011.

This Form 8-K is being furnished solely to satisfy the requirements of Regulation FD in light of the disclosure. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: September 29, 2011	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C.
Executive Vice President, General Counsel & Corporate Secretary